EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

nFinanSe, Inc.
3923 Coconut Palm Drive, Suite 107
Tampa, FL 33629

As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Amendment No. 1 to Form SB-2 on Form S-1 of our report dated December 28, 2006 included in the Annual Report on Form 10-KSB of nFinanSe, Inc. as of September 30, 2006 and for various periods ended September 30, 2006 and 2005.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.

February 5, 2008

2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618
PHONE: 813.874.1280  ■  FAX: 813.874.1292  ■  WWW.TAMPACPA.COM